Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated January 19, 2012 with respect to the audited consolidated financial statements of Bluegate Corporation for the years ended December 31, 2011 and 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MALONEBAILEY, LLP
MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

February 14, 2012